SECURITIES AND EXCHANGE COMMISSION
                    Washington, D.C. 20549




                           FORM 8-K



                        CURRENT REPORT



              Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported)    March 15, 1994


                       Northern States Power Company
    (Exact name of registrant as specified in its charter)

                                 Minnesota
        (State or other jurisdiction of incorporation)

                1-3034                            41-0448030
         (Commission File Number)          (IRS Employer Identification No.)

          414 Nicollet Mall, Mpls, MN                             55401
        (Address of principal executive offices)                (Zip Code)


     Registrant's telephone number, including area code   612-330-5500


 (Former name of former address, if changed since last report)

Item 5.     Other Information

Legislation has been approved by the Minnesota Senate Jobs, Energy and Community Development Committee by a 9 to 4 vote in support of the Company's plan to store additional spent nuclear fuel at its Prairie Island Nuclear Generating Plant. A nearly identical bill has been approved by a 13 to 7 vote in the state House Regulated Industries and Energy Committee. However, the state Senate Environment and Natural Resources Committee, on a vote of
10 to 8, rejected the bill.   The bill is currently before the House
Environment Committee. The Company is pursuing every available option to bring this legislation to a vote on the Senate and House floors before the end of the legislative session, which is expected to be about May 1, 1994.

The Company has received official notification that the International Brotherhood of Electrical Workers (IBEW) membership has rejected a three-year contract offer by nearly a 2 to 1 margin. Eighty-nine percent of the eligible IBEW members cast ballots. Representatives from the IBEW and the Company will continue discussions on March 21, 1994. An interim agreement remains in effect until March 31, 1994, and attempts will be made to extend these contract provisions through May 1994.

                            SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Northern States Power Company
                                      (a Minnesota Corporation)



                                By:    (Gary R. Johnson)
                                       Gary R. Johnson
                                       Vice President & General Counsel


Dated:     March 16, 1994